[Deloitte & Touche LLP Letterhead]



November 24, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Utah Medical Products, Inc., dated November 18, 1997.

Yours truly,

/c/ Deloitte & Touche LLP